Exhibit 21.4





                      JERSEY CENTRAL POWER & LIGHT COMPANY
                         SUBSIDIARIES OF THE REGISTRANT





                                                                     STATE OF
NAME OF SUBSIDIARY                         BUSINESS               ORGANIZATION
------------------                         --------               ------------


JCP&L PREFERRED CAPITAL, INC.        SPECIAL-PURPOSE FINANCE      DELAWARE
  JCP&L CAPITAL, L.P.                SPECIAL-PURPOSE FINANCE      DELAWARE

JCP&L TRANSITION HOLDINGS, INC.      SPECIAL-PURPOSE FINANCE      DELAWARE
  JCP&L TRANSITION, INC.             SPECIAL-PURPOSE FINANCE      DELAWARE
  JCP&L TRANSITION FUNDING LLC       SPECIAL-PURPOSE FINANCE      DELAWARE



Note: JCP&L, along with its affiliates Met-Ed and Penelec, collectively own all of the common stock of Saxton Nuclear Experimental Corporation, a Pennsylvania nonprofit corporation organized for nuclear experimental purposes which is now inactive. The carrying value of the owners' investment has been written down to a nominal value.